Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 99.2

[•], 2020

To:	Lufax Holding Ltd

No. 1333 Lujiazui Ring Road 15/F,

Pudong New District, Shanghai,

People’s Republic of China

Re: Certain PRC Law Matters of Lufax Holding Ltd (the “Company”)

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this legal opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the PRC Laws (as defined below).

We have acted as your legal counsel on the PRC Laws (as defined below) in connection with (a) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”), each representing certain number of ordinary shares of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in relation to the Offering, and (b) the proposed listing and trading of the Company’s ADSs on the New York Stock Exchange or the NASDAQ Global Market.

The following terms as used in this opinion are defined as follows.

“Chongqing Qiguan” means Chongqing CQFAE Enterprise Management Limited (重庆重金所企业管理有限公司), a company incorporated under the PRC Laws.

“CQFAE” means Chongqing Financial Assets Exchange Limited (重庆金融资产交易所有限责任公司), a company incorporated under the PRC Laws.

“Governmental Agency” means each of, and “Governmental Agencies” means all competent national, municipal, provincial or local governmental, regulatory or administrative authorities, agencies or commissions in the PRC, or any court in the PRC.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

“Governmental Authorization” means each of, and “Governmental Authorizations” means all consents, approvals, authorizations, certificates, permissions, registrations, filings, exemptions, licenses, and qualifications required by any Governmental Agencies pursuant to any PRC Laws.

“Individual Shareholders” means the shareholders or partners of Shanghai Lanbang and Linzhi Jinsheng, Xuelian Yang and Jingkui Shi, and the partners of Xinjiang Tongjun, Wenjun Wang and Wenwei Dou.

“Linzhi Jinsheng” means Linzhi Jinsheng Investment Management Limited Partnership (林芝金生投资管理合伙企业(有限合伙)), a limited partnership enterprise established under the PRC Laws.

“Lufax Holding Shenzhen” means Lufax Holding (Shenzhen) Technology Service Limited (陆控（深圳）科技服务有限公司), a company incorporated under the PRC Laws.

“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“Ping An Financial Technology” means Shenzhen Ping An Financial Technology Consulting Co. Ltd. (深圳平安金融科技咨询有限公司), a company incorporated under the PRC Laws.

“Ping An Jixin” means Ping An Jixin (Shanghai) Investment Management Co., Ltd (平安集信（上海）投资管理有限公司), a company incorporated under the PRC Laws.

“PRC Company” means any of, and “PRC Companies” means all of, PRC Subsidiaries and Variable Interest Entities.

“PRC Subsidiary” means each of, and “PRC Subsidiaries” means all of, the foreign owned enterprises incorporated and controlled by the Company in the PRC as of the date hereof.

“PRC Laws” means the laws, regulations, statutes, rules, notices and supreme court’s judicial interpretations of the PRC effective and available to the public as of the date hereof.

“Shanghai Huikang” means Shanghai Huikang Information Technology Co. Ltd. (上海惠康信息技术有限公司), a company incorporated under the PRC Laws.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

“Shanghai Lanbang” means Shanghai Lanbang Investment Co. Ltd. (上海兰帮投资有限责任公司), a company incorporated under the PRC Laws.

“Shanghai Lufax” means Shanghai Lujiazui International Financial Asset Exchange Co. Ltd. (上海陆家嘴国际金融资产交易市场股份有限公司), a company incorporated under the PRC Laws.

“Shanghai Xiongguo” means Shanghai Xiongguo Enterprise Management Limited (上海雄国企业管理有限公司), a company incorporated under the PRC Laws.

“Shenzhen Lufax” means Shenzhen Lufax Enterprise Management Limited (深圳市陆控企业管理有限公司), a company incorporated under the PRC Laws.

“Variable Interest Entity” means each of, and “Variable Interest Entities” means all of, the variable interest entities incorporated in the PRC as of the date hereof.

“Weikun” means Weikun (Shanghai) Technology Service Limited (未鲲（上海）科技服务有限公司), a company incorporated under the PRC Laws.

“Xfame” means Xishuangbanna Mercantile Exchange Co. Ltd. (西双版纳商品交易中心股份有限公司), a company incorporated under the PRC Laws.

“Xinjiang Tongjun” means Xinjiang Tongjun Equity Investment Management Limited Partnership (新疆同君股权投资有限合伙企业), a limited partnership enterprise established under the PRC Laws.

“Yiwu Jinfu” means Yiwu Jinfu Internet Technology Service Limited. (义乌金服网络科技服务有限公司), a company incorporated under the PRC Laws.

“Yiwu Technology” means Yiwu Lujin Technology Service Co., Ltd. (义乌陆金科技服务有限公司), a company incorporated under the PRC Laws.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us, including, without limitation, originals or copies of the agreements listed in Schedule A hereof (the “VIE Agreements”) and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth (collectively, the “Documents”).

In rendering the opinions expressed below, we have assumed:

(a)	the genuineness of all signatures, seals and chops, the authenticity of the Documents submitted to us as originals and the conformity to the originals of the Documents submitted to us as copies;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

(b)	the truthfulness, accuracy and completeness of all the Documents, as well as the factual statements contained in the Documents and all other factual information provided to us;

(c)

that the Documents which have been presented to us remain in full force and effect up to the date of the legal opinion and have not been revoked, amended, varied, superseded or supplemented, except as noted therein;

(d)

the truthfulness, accuracy and completeness of the statements made by the Company, the PRC Companies and relevant government officials in response to our inquiries during the process of our due diligence for the purpose of the Offering;

(e)

in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all information (including factual statements) and materials that have been provided to us by the Company and the PRC Companies are true, accurate, complete and not misleading, and that the Company, or each PRC Company has not withheld, omitted or concealed anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company, the PRC Companies and/or other relevant entities and/or upon representations made by such persons in the course of our inquiries and consultations;

(f)

that all parties thereto have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties, and have duly executed, delivered, performed and/or issued those documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder, and all parties will duly perform their obligations under the Documents to which they are parties;

(g)	that all Governmental Authorizations and other official statements or documentations were obtained from competent Governmental Agencies by lawful means in due course; and

(h)	with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the laws of the PRC.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

Based on the foregoing and subject to the disclosures contained in the Registration Statement, any matters not disclosed to us as well as the qualifications set out below, we are of the opinion that, as of the date hereof, so far as the PRC Laws are concerned:

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

1.

Each PRC Subsidiary is a limited liability company or a company limited by shares, duly incorporated and validly existing under the PRC Laws, and has the status of an independent legal person under the PRC Laws.

2.

The ownership structures of Weikun, Shenzhen Lufax, Chongqing Qiguan, Yiwu Technology, Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax, Xfame, Lufax Holding Shenzhen, CQFAE and Yiwu Jinfu currently do not result in violation of applicable PRC Laws currently in effect, and except for certain clauses regarding the remedies or reliefs that may be awarded by an arbitration tribunal and the power of courts to grant interim remedies in support of the arbitration and liquidation arrangements, the VIE Agreements governed by PRC Laws are valid, binding and enforceable against each party thereto in accordance with the applicable PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of the PRC Laws and future PRC laws, regulations and rules, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

3.

The M&A Rules purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the current PRC Laws, the Company is not required to obtain the aforesaid approval from the CSRC for the listing and trading of the ADSs on the New York Stock Exchange or the NASDAQ Global Market in the context of the Offering, because (i) our PRC Subsidiaries were not established by merger with or acquisition of PRC domestic companies using equities as consideration as defined in the M&A Rules, and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements between our PRC Subsidiaries, our Variable Interest Entities, and their respective shareholders as a type of acquisition transaction falling under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted and implemented in the context of an overseas offering and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

4.

The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation,” with respect to the PRC Laws, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

The foregoing opinion is further subject to the following qualifications:

(a)	we express no opinion as to any laws other than the PRC Laws in force on the date of this opinion;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

(b)

the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

(c)

this opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter, and no part should be extracted and referred to independently;

(d)

this opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interests of the state, social ethics, reasonableness, national security, good faith, fair dealing and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution, performance or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial or arbitral discretion with respect to the availability of indemnifications, remedies or defenses, injunctive relief, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; (iv) the discretion of any competent PRC legislative, administrative or judicial or arbitral bodies in exercising their authority in the PRC; (v) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (vi) possible judicial, arbitral, or administrative actions or any PRC Laws affecting creditors’ rights;

(e)

where certain facts were not, or may not be practical to be verified by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC, the appropriate representatives of the Company or any PRC Company with the proper powers and functions without further independent investigation;

(f)

this opinion is given pursuant to the PRC Laws as in effect on the date hereof and is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof; and

(g)

we do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC Laws.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

This opinion is delivered by us in our capacity as the Company’s PRC legal counsel solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by anyone else without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

[Signature Page to Follow]

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Yours sincerely,

Haiwen & Partners

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Schedule A List of VIE Agreements

i.	Re: Shanghai Xiongguo

1.	Exclusive Business Cooperation Agreement dated March 23, 2015 by and between Weikun and Shanghai Xiongguo.

2.	Exclusive Equity Interest Option Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng and Xinjiang Tongjun.

3.	Exclusive Asset Option Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng and Xinjiang Tongjun.

4.	Voting Trust Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng and Xinjiang Tongjun.

5.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo and Ping An Financial Technology.

6.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo and Shanghai Lanbang.

7.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo and Linzhi Jinsheng.

8.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo and Xinjiang Tongjun.

ii.	Re: Shanghai Huikang

9.	Exclusive Business Cooperation Agreement dated March 23, 2015 by and between Weikun and Shanghai Huikang.

10.	Exclusive Equity Interest Option Agreement dated March 23, 2015 by and among Weikun, Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax and Xfame (“Exclusive Equity Interest Option Agreement I”).

11.	Voting Trust Agreement dated March 23, 2015 by and among Weikun, Shanghai Huikang and Shanghai Xiongguo.

12.	Share Pledge Agreement Agreement dated March 23, 2015 by and among Weikun, Shanghai Huikang and Shanghai Xiongguo.

iii.	Re: Shanghai Lufax

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Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

13.	Exclusive Business Cooperation Agreement dated March 23, 2015 by and between Weikun and Shanghai Lufax.

14.	Exclusive Equity Interest Option Agreement I.

15.	Exclusive Equity Interest Option Agreement dated March 23, 2015 by and among Weikun, Shanghai Huikang, Shanghai Lufax and Xfame (“Exclusive Equity Interest Option Agreement II”).

16.	Exclusive Asset Option Agreement dated March 23, 2015 by and among Weikun, Shanghai Lufax, Shanghai Huikang and Shanghai Xiongguo.

17.	Voting Trust Agreement dated March 23, 2015 by and among Weikun, Shanghai Lufax, Shanghai Huikang and Shanghai Xiongguo.

18.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Lufax and Shanghai Huikang.

19.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Shanghai Lufax and Shanghai Xiongguo.

iv.	Re: Xfame

20.	Exclusive Business Cooperation Agreement dated March 23, 2015 by and between Weikun and Xfame.

21.	Exclusive Equity Interest Option Agreement I.

22.	Exclusive Equity Interest Option Agreement II.

23.	Exclusive Asset Option Agreement dated March 23, 2015 by and among Weikun, Xfame, Shanghai Huikang and Shanghai Xiongguo.

24.	Voting Trust Agreement dated March 23, 2015 by and among Weikun, Xfame, Shanghai Huikang and Shanghai Xiongguo.

25.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Xfame, and Shanghai Huikang.

26.	Share Pledge Agreement dated March 23, 2015 by and among Weikun, Xfame, and Shanghai Xiongguo.

v.	Re: Shenzhen Lufax

27.	Exclusive Business Cooperation Agreement dated November 21, 2018 by and between Lufax Holding Shenzhen and Shenzhen Lufax.

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Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

28.

Exclusive Equity Interest Option Agreement dated November 21, 2018 by and among Lufax Holding Shenzhen, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

29.

Exclusive Asset Option Agreement dated November 21, 2018 by and among Lufax Holding Shenzhen, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

30.

Voting Proxy Agreement dated November 21, 2018 by and among Lufax Holding Shenzhen, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

31.

Share Pledge Agreement dated November 21, 2018 by and among Lufax Holding Shenzhen, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

32.	Letters of Undertakings and Spousal Consent Letters dated November 21, 2018 by the Individual Shareholders or their respective spouses.

vi.	Re: CQFAE

33.	Exclusive Business Cooperation Agreement dated November 9, 2018 by and between CQFAE and Chongqing Qiguan.

34.

Exclusive Equity Interest Option Agreement dated November 9, 2018 by and among CQFAE, Chongqing Qiguan, Ping An Jixin, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

35.

Exclusive Asset Option Agreement dated November 9, 2018 by and among CQFAE, Chongqing Qiguan, Ping An Jixin, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

36.

Voting Proxy Agreement dated November 9, 2018 by and among CQFAE, Chongqing Qiguan, Ping An Jixin, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

37.

Share Pledge Agreement dated November 9, 2018 by and among CQFAE, Chongqing Qiguan, Ping An Jixin, Shanghai Xiongguo, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

38.	Letters of Undertakings and Spousal Consent Letters dated November 9, 2018 by the Individual Shareholders or their respective spouses.

vii.	Re: Yiwu Jinfu

39.	Exclusive Business Cooperation Agreement dated September 3, 2018 by and between Yiwu Jinfu and Yiwu Technology.

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Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

40.

Exclusive Equity Interest Option Agreement dated September 3, 2018 by and among Yiwu Jinfu, Yiwu Technology, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

41.

Exclusive Asset Option Agreement dated September 3, 2018 by and among Yiwu Jinfu, Yiwu Technology, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

42.

Voting Proxy Agreement dated September 3, 2018 by and among Yiwu Jinfu, Yiwu Technology, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

43.

Share Pledge Agreement dated September 3, 2018 by and among Yiwu Jinfu, Yiwu Technology, Shenzhen Lufax, Ping An Financial Technology, Shanghai Lanbang, Linzhi Jinsheng, Xinjiang Tongjun and the Individual Shareholders.

44.	Letters of Undertakings and Spousal Consent Letters dated September 3, 2018 by the Individual Shareholders or their respective spouses.

iv